Exhibit 99.1

ESCROW AGREEMENT

This Escrow Agreement dated this 30th day of July, 2010 (the “Escrow Agreement”), is entered into by and among Web.com Group, Inc., a Delaware corporation (the “Purchaser”), Register.com GP (Cayman) Ltd. (the “Seller Representative,” and together with Purchaser, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

RECITALS

A.           The Parties, Register.com (Cayman) Limited Partnership, an exempted limited partnership organized under the laws of the Cayman Islands (the “Company”) and holders of equity interests in the Company (the “Sellers”) have entered into that certain Purchase Agreement dated June 17, 2010 (as amended from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B.           Pursuant to the Purchase Agreement, Purchaser agrees to place in escrow certain funds otherwise payable to the Sellers and the individuals listed on Exhibit D hereto (the “Participating Bonus Plan Participants”) as security for and to be a source of funds for the payment of the indemnification obligations set forth in the Purchase Agreement, and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

C.           Pursuant to the Purchase Agreement, each of the Sellers and the Participating Bonus Plan Participants appointed the Seller Representative as agent and attorney-in-fact for each such Seller and Participating Bonus Plan Participant, for and on behalf of each such Seller and Participating Bonus Plan Participant, with full power of substitution to act in the name, place and stead of each Seller and Participating Bonus Plan Participant with respect to all matters arising under this Escrow Agreement, and all actions taken by the Seller Representative under this Escrow Agreement will be binding upon each such Seller and Participating Bonus Plan Participant as if expressly ratified and confirmed in writing by each of them.

AGREEMENT

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1          Receipt of Escrow Property. Upon execution hereof, Purchaser shall deliver to the Escrow Agent the amount of $10,000,000 (ten million dollars) (the “Escrow Property”) in immediately available funds. The percentage of the Escrow Property (and interest thereon) to which each Seller and the Participating Bonus Plan Participant is entitled to is set forth on Exhibit B-3.

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Section 1.2           Investments.

(a)           The Escrow Agent is authorized and directed to deposit into an account (the “Escrow Account”), transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by each Party. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3           Disbursements.

(a)           Subject to Section 1.3(c), the Escrow Agent shall hold the Escrow Property in escrow until the twelve (12) month anniversary of the date of this Escrow Agreement (the “First Escrow Release Date”), at which time, without the need for any further action on the part of any Party, the Escrow Agent is authorized and directed to disburse the First Anniversary Disbursement to the Sellers and the Participating Bonus Plan Participants pro rata based on the percentages set forth in Exhibit B-3. Subject to Section 1.3(c), the Escrow Agent shall hold the remainder of the Escrow Property in escrow until the eighteen (18) month anniversary of the date of this Escrow Agreement (the “Final Escrow Release Date”), and on the tenth (10th) Business Day thereafter, without the need for any further action on the part of any Party, the Escrow Agent is authorized and directed to disburse any remaining Escrow Property to the Sellers and the Participating Bonus Plan Participants pro rata based on the percentages set forth in Exhibit B-3. The First Anniversary Disbursement shall be an amount computed by taking the difference of (i) $5,000,000, minus (ii) any Paid Claim Amounts (as defined below), minus (iii) any Claim Amounts subject to a Dispute Notice (as defined below). “Business Day,” as used hereunder, shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed.

(b)           If prior to the First Escrow Release Date or the Final Escrow Release Date, Purchaser delivers a notice (a “Claim Notice”) to the Escrow Agent and the Seller Representative stating that it has made and delivered to the Seller Representative a claim for indemnification under the Article X of the Purchase Agreement (a “Claim”) and specifying the amount of the Loss if known, and, if not known, Purchaser’s reasonable good faith estimate of the amount of the Loss thereunder (the specified amount of such Loss being referred to as the “Claim Amount”), an amount equal to the Claim Amount will be segregated from the Escrow Property released on the First Escrow Release Date, or the Final Release Date, as applicable, until disbursed in accordance with Section 1.3(c). If the Escrow Agent has not received a Dispute Notice (as defined below) from Seller Representative within twenty (20) Business Days following the Escrow Agent’s receipt of such Claim Notice (such twenty (20) Business Day period being the “Dispute Period”), then the Escrow Agent shall promptly distribute to the Purchaser the Claim Amount from the Escrow Property (a “Paid Claim Amount”).

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(c)   If Seller Representative in good faith delivers to the Escrow Agent and the Purchaser a written objection (a “Dispute Notice”) to any Claim or portion thereof specifying the nature and basis of such objection within the Dispute Period, then, except as otherwise provided below, the Seller Representative and the Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to such Claim. The Escrow Agent shall not distribute to the Purchaser any portion of the Escrow Property that is the subject of the Dispute Notice until the Escrow Agent receives either (i) written instructions signed by the Purchaser and Seller Representative authorizing the distribution to the Purchaser of an amount from the Escrow Property in respect of the Claim that is the subject of the Dispute Notice or (ii) a copy of a Final Determination (as defined below) establishing the Purchaser’s right to indemnification in respect of the applicable Claim pursuant to the Purchase Agreement. Upon receipt of such joint written instructions or such Final Determination, as the case may be, the Escrow Agent shall distribute to the Purchaser an amount from the Escrow Property in respect of the Claim subject to dispute in accordance with such written instructions or Final Determination. In the event that the Seller Representative is the prevailing party in whole or in part in connection with any such dispute, the portion of the Escrow Property that was the subject of such Dispute Notice and that is not distributed to the Purchaser as provided in the immediately preceding sentence shall remain Escrow Property and shall be available to satisfy subsequent Claims until released as provided in Section 1.3(a) or Section 1.3(b) above. Any Dispute Notice shall describe in reasonable detail the basis for any objection to the matters set forth in the Claim Notice and the portion of such Claim (if less than all) which is the subject of such Dispute Notice. If any Dispute Notice includes an objection to only a portion of an Claim, the Escrow Agent shall promptly distribute to the Purchaser the amount of the Escrow Property equal to that portion of the Claim for which there is no objection, provided that no such partial release by the Escrow Agent shall terminate or otherwise prejudice any rights of the Purchaser with respect to amounts claimed in any Claim Notice which are in excess of the amounts so released. The term “Final Determination” means a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property. Purchaser and Seller Representative shall provide written advance notice of the identity of the arbitrator. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the presenting party to the effect that a court order is final and non-appealable and from a court of competent jurisdiction. If, at the Final Escrow Release Date, there is remaining any Escrow Property, no less than five (5) Business Days after the Final Escrow Release Date, the Seller Representative shall provide written instructions to the Escrow Agent to release to the Seller Representative from the Escrow Property an amount equal to the Seller Representative’s out-of-pocket expenses incurred as a result of the Seller Representative’s performance of its obligations under the Purchase Agreement and each Transaction Document, up to an aggregate amount of $250,000 (two hundred fifty thousand dollars). The Escrow Agent shall promptly disburse such amount from the Escrow Property.

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Section 1.4           Income Tax Allocation and Reporting.

(a)          The Parties agree that all interest and other income earned from investment of the Escrow Property (“Generated Income”) shall be taxable to Purchaser and that any taxes payable with respect to Generated Income shall be paid by the Purchaser. At the written instruction of the Purchaser and the Seller Representative, demonstrating the calculations set forth in this paragraph, the Escrow Agent shall make distributions to the Purchaser, in connection with its quarterly estimated payment dates, an amount equal to 40% of the excess of (i) the amount of Generated Income attributable to the relevant quarterly period, over (ii) the amount of imputed interest deemed to accrue under Sections 483 or 1274 of the Code for such quarterly period with respect to the Escrow Property; provided, however, that such distributions shall be reduced by any withholding and remittance done by the Escrow Agent under paragraph (b) of this Section 1.4. The Escrow Agent shall bear no responsibility for calculating or confirming any amount instructed for disbursement herein, but shall be entitled to entirely rely on the instructions provided to it in writing. The Parties agree that any amount distributed by the Escrow Agent from the Escrow Property to the Sellers and Participating Bonus Plan Participants pursuant to the terms of this Escrow Agreement (other than amounts treated as interest for U.S. federal income tax purposes under Section 483 or 1274 of the Code) shall be treated for U.S. federal income tax purposes as additional consideration paid to the Sellers and Participating Bonus Plan Participants pursuant to the Purchase Agreement as and when such amount is distributed. The Purchaser shall be responsible for all tax reporting required with respect to any Generated Income and any other amounts derived hereunder, and the Escrow Agent shall bear no tax reporting responsibilities hereunder.

(b)           Prior to Closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold tax on a portion of any Generated Income.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of Generated Income, the Escrow Agent shall be authorized to deduct from the Escrow Property such taxes, including any late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent, on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent or its breach of this Agreement.

Section 1.5           Termination. Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

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ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1          Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2          Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3          Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the written direction or written consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any written notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-l and Exhibit B-2 to this Escrow Agreement.

Section 2.4           Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5           No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

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ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1           Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent or its breach of this Escrow Agreement. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2           Limitation of Liability. The Escrow Agent SHALL NOT be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the Escrow Agent’s gross negligence or willful misconduct, or (ii) special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

Section 3.3           Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its resignation or removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and such removal shall be effective upon the date specified in the joint written notice of removal, and in either case the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or the date specified in the joint written notice of removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

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Section 3.4          Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Purchaser. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5          Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a Final Determination directing delivery of the Escrow Property; (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, and upon receipt of either (i) or (ii) hereof, the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement; or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement or Final Determination without further question, inquiry, or consent.

Section 3.6          Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7          Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

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Section 3.8          Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1           Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2           Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3           Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Purchaser:
Web.com Group, Inc.
12808 Gran Bay Parkway West
Jacksonville, FL 32258
Attention: Chief Executive Officer
Telephone: (904) 680-6600
Facsimile:(904) 880-0350

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with a copy to (which copy shall not constitute notice):

Cooley LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
E-Mail: fultonjf@cooley.com and dnaftulin@cooley.com
Facsimile: (650) 849-7400
Attention: James F. Fulton, Jr., and Danielle Naftulin Reed

If to Seller Representative:
Register.com GP (Cayman) Ltd.
c/o Vector Capital Corporation
One Market Street
Steuart Tower
23rd Floor
San Francisco, CA 94105
Attention: Chief Executive Officer, General Counsel
Telephone: (415) 293-5000
Facsimile: (415) 293-5100

with a copy to (which copy shall not constitute notice):

Shearman & Sterling LLP
525 Market Street
San Francisco, CA 94105
Facsimile: (415) 616-1240
E-Mail: michael.kennedy@shearman.com and steve.camahort@shearman.com
Attention: Michael J. Kennedy and Steve L. Camahort

If to the Escrow Agent:

Wells Fargo Bank, National Association
7000 Central Parkway NE, Suite 550
Atlanta, GA 30328
Attention: Stefan Victory; Corporate, Municipal and Escrow Solutions
Telephone: 770-551-5117
Facsimile: 770-551-5118

Section 4.4           Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5           Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6           Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

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Section 4.7           Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8           Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9           Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

REGISTER.COM GP (CAYMAN) LTD.

By:	/s/ Alex Slusky

Name:	Alex Slusky

Title:	Managing Partner

WEB.COM GROUP, INC.

By:	/s/ David L. Brown

Name:	David L. Brown

Title:	Chief Executive Officer and President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Elizabeth T. Wagner

Name:	Elizabeth T. Wagner

Title:	Vice-President

S-1

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000. Note: On May 20, 2009, FDIC deposit insurance temporarily increased from $100,000 to $250,000 per depositor through December 31, 2013.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

/s/ David Baylor	/s/ David L. Brown
Name: David Baylor	Name: David L. Brown
Authorized Representative	Authorized Representative
Seller Representative	Web.com Group, Inc.

Date	Date

/s/ Roy Kelvin
Name: Roy Kelvin
Authorized Representative
Seller Representative

Date

EXHIBIT B-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Seller Representative and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of the Seller Representative.

Name / Title	Specimen Signature

David Baylor	/s/ David Baylor
Name	Signature

COO
Title

Roy Kelvin	/s/ Roy Kelvin
Name	Signature

CFO
Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Web.com Group, Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Web.com Group, Inc.

Name / Title	Specimen Signature

David L. Brown	/s/ David L. Brown
Name	Signature

President and Chief Executive Officer
Title

Kevin Carney	/s/ Kevin Carney
Name	Signature

Chief Financial Officer
Title

Matthew P. McClure	/s/ Matthew P. McClure
Name	Signature

Chief Legal Officer & Secretary
Title

Name	Signature

Title

EXHIBIT B-3

Pro Rata Escrow Amount

Exhibit B-3

Recipient	Pro Rata % For First Escrow Release Date	Maximum Pro Rata % For Final Escrow Release Date*	Minimum Pro Rata % For Final Escrow Release Date*
		* Actual Pro Rata % to be determined by the Seller Representative on the Final Escrow Release Date	* Actual Pro Rata % to be determined by the Seller Representative on the Final Escrow Release Date
Vector Capital III International LP	43.521%	43.521%	40.675%
Vector Entrepreneur Fund III LP	1.779%	1.779%	1.663%
Vector Capital II LP	0.619%	0.619%	0.578%
Vector Member Fund II LP	0.539%	0.539%	0.504%
Vector Entrepreneur Fund II LP	0.399%	0.399%	0.373%
Vector Capital II International LP	7.822%	7.822%	7.310%
Rock Meng	0.025%	0.025%	0.023%
Samuel Elder	0.013%	0.013%	0.012%
Dominic Ang	0.054%	0.054%	0.050%
Vector Register.com International LP	8.038%	8.038%	7.513%
Valhalla Partners LP	6.343%	6.343%	5.929%
Sonostar Capital Partners LLC	0.634%	0.634%	0.593%
Barington Companies Equity Partners LP	3.806%	3.806%	3.557%
Ramius Value and Opportunity Master Fund Ltd	5.718%	5.718%	5.344%
Ramius Enterprise Master Fund Ltd.	2.261%	2.261%	2.113%
Register.com GP (Cayman) Ltd	0.690%	0.690%	0.645%
Larry Kutscher	4.964%	4.964%	4.640%
Ramius Private Select Ltd	11.050%	11.050%	10.328%
Barington Offshore Advisors II, L.L.C.	0.004%	0.004%	0.004%
Barington Offshore Advisors, L.L.C.	0.283%	0.283%	0.264%
KBL: Special Opportunities Investing	0.095%	0.095%	0.089%
The Yeshiva Rabbi Chaim Berlin Fund	0.012%	0.012%	0.012%
HSH Nordbank Securities S.A.	0.012%	0.012%	0.011%

Unihold ApS	0.009%	0.009%	0.008%
Harvey A. Hoffman IRA Rollover	0.013%	0.013%	0.012%
Christian Olesen Holdings A/S	0.025%	0.025%	0.023%
Novellus Lombard Alternative Strategy	0.035%	0.035%	0.033%
Oppenheimer & Co. Inc., Nathan Gantcher IRA	0.016%	0.016%	0.015%
Premium Series PCC Ltd. Acting for and on behalf of Cell C196	0.583%	0.583%	0.544%
V. Rorsgaard Trading A/S	0.012%	0.012%	0.012%
Citco Global Custody (NA) N.V. obo Absolute Eagles Fund, Ltd.	0.069%	0.069%	0.064%
The Endeavor Diversified Fund Class A	0.006%	0.006%	0.006%
HSBC Private Bank (Suise) SA	0.005%	0.005%	0.005%
The Endeavor Diversified Fund Class B	0.006%	0.006%	0.006%
Sorana A/S	0.021%	0.021%	0.019%
Banque et Caisse D’Epargne de L’Etat / Client Acct	0.007%	0.007%	0.006%
Citco Global Custody NV - Ref 15611	0.026%	0.026%	0.024%
Bejerno Holding Aps	0.009%	0.009%	0.008%
TD Ameritrade, FBO Joseph Ludwig, IRA Account 917-983420	0.012%	0.012%	0.011%
BNP Paribas Aribtrafe SNC #311	0.031%	0.031%	0.029%
Citco Global Custody NC Ref UBS AG Zurich	0.002%	0.002%	0.002%
Barington Capital Group, LP	0.428%	0.428%	0.400%
Citco Global Custody NV JPMS	0.003%	0.003%	0.003%
Roni Jacobson	0.000%	1.235%	0.000%
Gary Michel	0.000%	2.080%	0.000%
Myles Trachtenberg	0.000%	0.728%	0.000%
Sandy Ross	0.000%	0.728%	0.000%
Stuart Horowitz	0.000%	1.040%	0.000%
Jason Teichman	0.000%	0.728%	0.000%

EXHIBIT C

FEES OF ESCROW AGENT

Wells Fargo Corporate Trust Services Schedule of Fees for Escrow Agent Services Web.com Escrow Account Approximately $10,000,000 Page 1 of 2

Acceptance Fee:	Waived
Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Account Administration Fee:	$3,500
For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transactions processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; tax reporting for one entity; and providing trust account statements to all applicable parties. This fee is payable in advance per escrow account established per year, with the first installment due at the time of Escrow Agreement execution. The fee covers a full year or any part thereof and therefore will not be prorated or refunded in a year of early termination.

Out-of-Pocket Expenses	At Cost
We will charge for out-of-pocket expenses in response to specific tasks assigned by the client or provided for in the escrow agreement. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of-pocket expenses.

Account Administration:
If selected to provide escrow agent services, this account relationship will be managed in our Atlanta office by:
Stefan Victory
Vice President and Relationship Manager
Wells Fargo Bank, N.A., Corporate Trust Services
7000 Central Parkway NE, Suite 550, Atlanta, GA 30328
Tel: 770-551-5117 Fax: 770-551-5118
Email: stefan.victory@wellsfargo.com

On-Line Statements:	Included
Web based access to PDF monthly account statements with email notification when new reports are available.

NOTE: This Schedule of Fees is subject to periodic review and adjustment by Wells Fargo. Nothing contained herein shall be deemed to be Wells Fargo’s acceptance of appointment as custodian or such other related capacity, which is contingent upon final review, acceptance, and execution of governing documents. Appointment is subject to due diligence and conflict check.

Wells Fargo Corporate Trust Services Schedule of Fees for Escrow Agent Services Web.com Escrow Account Approximately $10,000,000 Page 2 of 2

Wells Fargo’s bid is based on the following assumptions:
•	Number of Escrow Accounts to be established: One (1)
•	Number of Deposits to Escrow Account: Not more than One (1)
•	Number of Withdrawals from Escrow Account: Not more than One (1)
•	Term of Escrow: Not more than One (1) Year
•	Appointment subject to receipt of requested due diligence information as per the USA Patriot Act
•	This proposal assumes that balances in the account will be invested in a Wells Fargo Money Market Demand Account (MMDA) or Institutional Money Market Account (IMMA)
•	All funds will be received from or distributed to a domestic or an approved foreign entity
•	If the account(s) does not open within three (3) months of the date shown below, this proposal will be deemed to be null and void
•
The charges for performing services not contemplated at the time of the execution of the governing documents, or not specifically covered elsewhere in this schedule, will be determined by appraisal in amounts commensurate with the service to be provided

•	Should anticipated documentation change substantially or the transaction become increasingly complex prior to final closing, Wells Fargo reserves the right to adjust its fees
•	Billings over 30 days past due are subject to a 1.5% per month late payment penalty on balance due.

Dated:      July 27, 2010

By:	/s/ Robert Buker III
Robert Buker III
Vice President, Business Development
Wells Fargo Corporate Trust and Escrow Services
301 South College Street, 17th Flr., Charlotte, NC 28202
Cell: 904-502-9761
robert.buker@wellsfargo.com

EXHIBIT D

PARTICIPATING BONUS PLAN PARTICIPANTS

Roni Jacobson

Gary Michel

Myles Trachtenberg

Sandy Ross

Stuart Horowitz

Jason Teichman